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                                    EXHIBIT 5







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September 12, 1997



Board of Directors
Pinnacle Bancshares, Inc.
1811 Second Avenue
Jasper, Alabama  35501

Gentlemen:                       Re:      Pinnacle Bank 1996 Stock Option
                                          and Incentive Plan;
                                          Registration Statement on Form S-8

         We have acted as special counsel to Pinnacle Bancshares, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 85,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company which may be issued under the Pinnacle Bank 1996 Stock Option and Incentive Plan (the "Plan"), all as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records and matters of law as well have deemed necessary for purposes of this opinion and, based thereon, we are of the opinion that the Common Stock, when issued in accordance with the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included under the caption "Legal Opinion" in the Prospectus which is part of the Registration Statement.

                                            Very truly yours,

                                            REINHART, BOERNER, VAN DEUREN,
                                               NORRIS & RIESELBACH, P.C.



                                            By:   /s/ Edward B. Crosland, Jr.
                                                  ---------------------------
                                                  Edward B. Crosland, Jr.